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                                                                      Exhibit 23


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-58715 and 333-103674) and Form S-8 (No. 333-91406) of SEMCO Energy, Inc. of our report dated March 8, 2005 relating to the consolidated financial statements, financial statement schedules, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 10-K.



Detroit, Michigan
March 8, 2005